Exhibit 5

                              DEWEY BALLANTINE LLP

                           1301 AVENUE OF THE AMERICAS
                               NEW YORK 10019-6092
                        TEL 212 259-8000 FAX 212 259-6333


                                          March 17, 1999

Omnicom Group Inc.
437 Madison Avenue
New York, New York  10022

            Re: Registration Statement on Form S-8 Filed with the Securities and Exchange Commission on March 17, 1999

Gentlemen:

            We are acting as counsel for Omnicom Group Inc., a New York corporation ("Omnicom"), in connection with the registration by Omnicom under the Securities Act of 1933, as amended (the "Act"), of 1,500,000 shares of common stock, par value $.50 per share (the "Shares"), offered pursuant to the Omnicom Group Profit-Sharing Retirement Plan (the "Plan") under the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 17, 1999 (the "Registration Statement").

            We are familiar with the proceedings of Omnicom relating to the authorization and issuance of the Shares. In addition, we have made such further examinations of law and fact as we have deemed appropriate in connection with the opinion hereinafter set forth. We express no opinion as to the law of any jurisdiction other than the laws of the State of New York.

            Based upon the foregoing, we are of the opinion that the Shares offered pursuant to the Plan have been duly authorized and, when issued in accordance with the resolutions of the Board of Directors of Omnicom authorizing such issuance, will be validly issued, fully paid and nonassessable.


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Omnicom Group Inc.
March 17, 1999
Page 2

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,


                                             /s/ Dewey Ballantine LLP